Exhibit 99.1

NeuroMetrix, Inc. Reports Second Quarter 2004 Financial Results

Second Quarter Highlights:

•                  Generated revenues of $4.3 million - up 106% year-over-year

•                  Gross margin percentage of 72.8% - up from 69.5% in the second quarter of 2003

•                  1,924 active NC-stat System users in the twelve month period ending June 30, 2004

•                  81,500 disposable biosensors utilized in the quarter - up 74.5% year-over-year

•                  Disposable biosensor revenue contribution was 87.1% of total revenue

WALTHAM, Mass.—(BUSINESS WIRE)—August 16, 2004-NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company focused on the design, development and sale of proprietary products used to diagnose neuropathies, announced today second quarter financial results for the period ended June 30, 2004

Total revenues for NeuroMetrix’s second quarter were $4.3 million, 106% higher than the $2.1 million of revenues reported for the second quarter of 2003. Total gross margin percentage for the second quarter 2004 was 72.8% compared to 69.5% for the second quarter of 2003. Revenues for the three months ended June 30, 2004 were 87% derived from biosensor sales and 13% derived from diagnostic device sales with gross margin percentage of 73.8% and 65.8%, respectively. Net loss for the quarter was $1.3 million compared to $893,000 for the second quarter of 2003.  Second quarter 2004 net loss includes non-cash stock-based compensation charges of $765,700 compared to $15,600 in the second quarter of 2003.

For the six months ended June 30, 2004 total revenues were $7.3 million, compared to $3.7 million in the same period last year. Total gross margin percentage for the six months ended June 30, 2004 was 72.7% compared to 70.0% for the six months ended June 30, 2003. Revenues for the six months ended June 30, 2004 were 88% derived from biosensor sales and 12% derived from diagnostic device sales with gross margin percentage of 74.0% and 63.7%, respectively. For the six months ended June 30, 2004, net loss was $2.1 million compared to a net loss of $1.9 million in the same period last year.  For the six months ended June 30, 2004 net loss includes non-cash stock-based compensation charges of $810,300 compared to $29,500 for the six months ended June 30, 2003.

Shai N. Gozani, M.D., Ph.D, NeuroMetrix’s President and CEO said, “We are pleased with our second quarter financial results.  Our continued year-over-year revenue growth demonstrates the strength of our business model.   Of particular importance, we continue to expand our business through an increase in our customer base, now 1,924 active NC-stat users versus 1,815 at the end of our first quarter, and expansion of same customer usage of our disposable biosensors.   We are also pleased to note that this growth was achieved while simultaneously increasing our gross margin percentage to 72.8%.”

Additional Highlights of the Second Quarter

•                  Expansion of our direct sales organization to 16 regional sales managers.

•                  Continued expansion of our independent sales agent network, now over 250 representatives.

•                  Publication of peer reviewed article in Journal of Hand Surgery, the premier orthopedic hand surgery journal, demonstrating diagnostic efficacy of NC-stat System in patients with carpal tunnel syndrome.

•                  Three abstracts and posters presented at the 2004 American Diabetes Association meeting.  One poster described an international multi-center phase III clinical trial of a diabetic painful neuropathy drug in which the NC-stat System was used to demonstrate the absence of drug toxicity to the peripheral nerves.  Two posters described a 1000 patient study using the NC-stat System in which the prevalence and characteristics of diabetic peripheral neuropathy in the community clinic setting were evaluated.

•                  First full quarter selling our recently released biosensor that is used to evaluate cubital tunnel syndrome.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 2:00 p.m. Eastern time on Monday, August 16, 2004 to discuss the Company’s financial results for the second quarter ended June 30, 2004.  In addition, the Company may answer one or more questions concerning business and financial developments and trends, and other business and financial matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.  The conference call may be accessed in the United States by dialing 1-800-291-9234 and using the confirmation code 42613924. Internationally, the call may be accessed by dialing 1-617-614-3923, using the same confirmation code. The webcast, along with the earnings press release and accompanying financial and operating statistics, will be accessible from the Company’s website at www.neurometrix.com under the “Investors” tab.

About NeuroMetrix

NeuroMetrix is a medical device company establishing a new standard of care through the design, development and sale of proprietary products used to diagnose neuropathies. Neuropathies are diseases of the peripheral nerves and parts of the spine that frequently are caused by or associated with diabetes, low back pain and carpal tunnel syndrome, as well as other clinical disorders.  The NC-stat System, the Company’s neuropathy diagnostic system, has been on the market since May 1999 and is presently used in over 1,900 physician’s offices, clinics and other health care facilities in the United States. The Company holds issued utility patents covering a number of important aspects of the NC-stat System.

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on it.  There can be no assurance that future developments affecting the Company will be those that the Company has anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, risks associated with: dependence on the NC-stat System and its components; the Company’s ability to increase its customer base and expand the market for its products; the ability to manage growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company’s customers for procedures performed using the NC-stat System; compliance with applicable quality control and manufacturing standards; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company’s products; effectiveness of the Company’s products compared to other medical device products; protection of the Company’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; dependence upon computer and communication infrastructure utilized by the Company’s products; the Company’s capital and financing needs; and any failure of the Company to successfully integrate acquired businesses.  These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT:

Nicholas J. Alessi

Director of Finance

NeuroMetrix, Inc.

781-890-9989

neurometrix.ir@neurometrix.com

SOURCE: NeuroMetrix, Inc.

NeuroMetrix, Inc

Condensed Statement of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Revenues:
Diagnostic device	$553,810	365,923	$887,917	$652,490
Biosensor	3,742,205	1,723,604	6,438,365	3,058,042
Total revenues	4,296,015	2,089,527	7,326,282	3,710,532

Cost of revenues	1,170,423	638,342	1,997,630	1,114,988
Gross margin	3,125,592	1,451,185	5,328,652	2,595,544

Operating expenses:
Research and development (1)	841,462	532,442	1,491,879	1,073,611
Sales and marketing (1)	2,261,939	1,168,007	3,596,549	2,214,217
General and administrative (1)	1,186,412	650,717	2,040,952	1,247,878
Total operating expenses	4,289,813	2,351,166	7,129,380	4,535,706

Loss from operations	(1,164,221)	(899,981)	(1,800,728)	(1,940,162)

Interest income	13,613	6,980	18,537	16,858
Interest expense	145,319	—	293,730	10,058

Net loss	(1,295,927)	(893,001)	(2,075,921)	(1,933,362)

Accretion of redeemable convertible preferred stock	(661,005)	(502,361)	(1,195,427)	(1,004,722)
Deemed dividend on redeemable convertible preferred stock	—	—	(787,885)	—
Beneficial conversion feature associated with redeemable convertible preferred stock	—	—	(7,050,771)	—

Net loss attributable to common stockholders	(1,956,932)	(1,395,362)	(11,110,004)	(2,938,084)

Net loss per common share (basic and diluted)	$(1.85)	$(1.34)	$(10.59)	$(2.83)

Weighted average shares used to compute basic and diluted net loss per common share	1,055,993	1,038,181	1,049,492	1,037,597

(1) Non-cash stock-based compensation expense included in these amounts are as follows:

Research and development	$190,504	$5,553	$206,265	$9,500
Sales and marketing	253,674	7,715	271,081	14,366
General and administrative	321,481	2,292	332,933	5,630
Total non-cash stock-based compensation	$765,659	$15,560	$810,279	$29,496

NeuroMetrix, Inc.

Condensed Balance Sheets

	June 30, 2004	December 31, 2003
	(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$10,300,701	$1,622,516
Accounts receivable, net	2,769,370	1,851,983
Inventory	1,096,639	1,078,390
Prepaid expenses and other current assets	354,380	217,165
Current portion of deferred costs	114,940	115,978
Deferred financing costs	1,229,657	—
Total current assets	15,865,687	4,886,032

Restricted cash	1,897,200	1,897,200
Fixed assets, net	499,022	339,224
Deferred costs	104,906	95,325
Total assets	$18,366,815	$7,217,781

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$755,869	$434,385
Accrued expenses	2,380,440	937,075
Current portion of long-term debt	882,590	515,236
Current portion of deferred revenue	277,162	245,447
Total current liabilities	4,296,061	2,132,143

Long-term debt	1,602,309	2,046,986
Deferred revenue	291,494	211,676
Other long-term liabilities	216,363	185,454
Total liabilities	6,406,227	4,576,259

Warrants for redeemable convertible preferred stock	450,100	450,100
Redeemable convertible preferred stock	67,281,309	47,693,742

Stockholders’ deficit:
Common stock	108	104
Additional paid-in capital	2,478,165	—
Subscriptions receivable	—	(2,143)
Deferred compensation	(2,978,984)	(598,933)
Accumulated deficit	(55,270,110)	(44,901,348)
Total stockholders’ deficit	(55,770,821)	(45,502,320)

Total liabilities, warrants for redeemable convertible preferred stock, redeemable convertible preferred stock and stockholders’ deficit	$18,366,815	$7,217,781